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             FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION


         THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION (the "Amendment") is made and entered into this 10th day of March, 1998, by and among MemberWorks Incorporated, a Delaware corporation ("MemberWorks"), MW Acquisition Corp., a Georgia corporation and a newly-formed, wholly-owned subsidiary of MemberWorks ("Newco"), Coverdell & Company, Inc., a Georgia corporation (the "Company"), and those stockholders of the Company named on the signature pages of this Amendment (each a "Stockholder" and collectively, the "Stockholders").

                                   BACKGROUND

         A. MemberWorks, Newco, the Company, and the Stockholders executed that certain Agreement and Plan of Reorganization dated as of March 4, 1998, as amended by letter agreement dated March 6, 1998 (collectively, the "Agreement"), whereby the parties agreed to the terms and conditions upon which Newco would merge with and into the Company. Capitalized terms used but not otherwise defined in this Amendment shall have the meaning as set forth in the Agreement.

         B. The parties hereto desire to amend the Agreement in the manner set forth herein.

         NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


         1. The last sentence of Section 1.3(a) of the Agreement shall be amended by deleting it in its entirety and substituting the following language in lieu thereof:


         If the closing price per share of the MemberWorks Common Stock at the close of the market on the last trading day before the Closing as reported by NASDAQ is greater than $35 per share, the number of shares of MemberWorks Common Stock to be delivered as Stock Consideration shall be reduced so that the value of the Stock Consideration is equal to $16,250,000, less the Value of the Company Options.


         2. Section 1.3(b) of the Agreement shall be amended by deleting it in its entirety and substituting the following language in lieu thereof:


         (b) For purposes of this Agreement, the "Value" of the Company Options shall be equal to the lesser of (i) $1,213,627, or (ii) the amount determined under the following formula:

                  (((A + B + C) / D)  x   E) - C,   where
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                  A        =        is the Cash Consideration;

                  B        =        is (i) $13,000,000, if the MemberWorks
                                    Stock Price at the close of the market on the last trading day before the Closing as reported by NASDAQ (the "MemberWorks Closing
                                    Price") is $28.00 per share or less, or (ii)
                                    464,286, multiplied by the MemberWorks
                                    Closing Price, if the MemberWorks Closing
                                    Price is greater than $28.00 per share (this number is also called the "Market Value
                                    Stock Consideration");

                  C        =        is $1,943,726, which is the total proceeds
                                    that would have been received by the Company had all of the Company Options been exercised for cash at an exercise price of $15.1685 per share (this number is also called the "Coverdell Exercise Proceeds", and for purposes of this Agreement, the sum of the Cash Consideration, the Market Value
                                    Stock Consideration, and the Coverdell
                                    Exercise Proceeds is the "Fair Value of the Company");

                  D        =        is 860,153, which is the number of issued
                                    and outstanding shares of Company Common
                                    Stock, plus the number of Company Options
                                    ("Coverdell Stock Equivalents"); and

                  E        =        is 128,142, which is the total number of
                                    Company Options outstanding ("Outstanding
                                    Company Options").

         Therefore, for example, if the MemberWorks Closing Price is $28.00 per share, then the Value of the Company Options shall be $729,456, determined as follows:

           ((($3,000,000 + $13,000,000 + $1,943,726) / 860,153)  x   128,142) -
           $1,943,726  = $729,456
                         --------

         Schedule 1.3(b) attached hereto sets forth the Value of the Company Options (computed as a result of the application of the formula set forth above) if the MemberWorks Closing Price is between $28.00 and $35.00.


         3. Section 6.1 of the Agreement shall be amended by deleting it in its entirety and substituting the following language in lieu thereof:


                  6.1 COMPANY STOCK OPTIONS. Michael Levison and Michael Owens have elected not to exercise their Options to purchase the Company's stock owned by them ("Company Options") prior to the Closing but rather to convert them into options for MemberWorks Common Stock, which shall be issued in full substitution for the Company Options. At the Closing, the Outstanding Company Options shall be converted (the "Conversion") into that number of options exercisable for MemberWorks common shares ("MemberWorks Conversion Options"), determined as follows: the Fair Value of the Company is divided by the Coverdell Stock Equivalents, to establish the "Fair Value Per Share of the Company." The Fair Value per Share of the Company is


                                       -2-
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         then multiplied by the Outstanding Company Options, and this product is then divided by the MemberWorks Closing Price to determine the number of MemberWorks Conversion Options to be issued. The exercise price of the MemberWorks Conversion Options is then determined by dividing the Coverdell Exercise Proceeds by the number of MemberWorks Conversion Options to be issued. Schedule 6.1 attached hereto sets forth the number of MemberWorks Conversion Options, and the exercise price therefor, for MemberWorks Closing Prices between $14.00 and $42.00.

         Upon the Conversion, Messrs. Levison and Owens shall become participants in the MemberWorks Incorporated 1996 Stock Option Plan (the "Incentive Plan"), and the MemberWorks Conversion Options will be issued under the Incentive Plan. The MemberWorks Conversion Options shall be fully vested and shall be for a term of at least ten years from the Closing.


         4. Except as specifically amended herein, the Agreement shall remain in remain in full force and effect.


                            [signatures on next page]


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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

                                    MEMBERWORKS INCORPORATED


                                    By: /s/ James B. Duffy
                                        -------------------------------------

                                    MW ACQUISITION CORP.


                                    By: /s/ James B. Duffy
                                        -------------------------------------
                                                      James B. Duffy


                                    COVERDELL & COMPANY, INC.


                                    By: /s/ Michael L. Owens
                                        -------------------------------------
                                             President


                                    STOCKHOLDERS:

/s/ Molly Dye                       /s/ Paul Coverdell
--------------------------------    -----------------------------------------
Witness                             Paul Coverdell

/s/ Molly Dye                       /s/ Paul Coverdell, as Power of Attorney
--------------------------------    -----------------------------------------
Witness                             Nancy Coverdell

                                    /s/ Michael D. Levison
--------------------------------    -----------------------------------------
Witness                             Michael D. Levison

                                    /s/ Michael L. Owens
--------------------------------    -----------------------------------------
Witness                             Michael L. Owens


                                       -4-
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                               Trust u/w of Eldon P. Coverdell
/s/ Molly Dye
---------------------------
Witness                        By: /s/ Paul D. Coverdell
                                   -------------------------------------------
                                        Paul D. Coverdell
                                        Trustee

                               By: /s/ Paul D. Coverdell, as Power of Attorney
                                   --------------------------------------------
                                        Vonis W. Coverdell
                                        Trustee



                                       -5-

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                                  SCHEDULES*:

Schedule 1.3(b)                 Value of Company Options
Schedule 6.1                    Number of MemberWorks Conversion Options



* The following schedules have been omitted. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request in accordance with Item 601(b)(2) of Regulation S-K.


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